UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C., 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date Of Report (Date Of Earliest Event Reported): March 15, 2005

                             THE ALPINE GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

                        Commission File Number: 000-02249

               DELAWARE                                 22-1620387
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                              ONE MEADOWLANDS PLAZA
                        EAST RUTHERFORD, NEW JERSEY 07073
          (Address of Principal Executive Offices, Including Zip Code)

                                 (201) 549-4400
              (Registrant's Telephone Number, Including Area Code)

          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17CFR240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13a-4(c)  under  the
     Exchange Act (17CFR240.13c-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 15, 2005, the Executive Compensation and Organization Committee (the "Committee") of the Board of Directors (the "Board") of the registrant ("Alpine") approved the payment of cash bonuses for the 2004 fiscal year of registrant to the following executive officers of Alpine and its subsidiary Essex Electric Inc., in the respective amounts set forth opposite each such executive's name:

NAME                    TITLE                                            AMOUNT

K. Mitchell Posner      Executive Vice-President                        $150,000

David A. Owen           Chief Financial Officer                          $75,000

Stewart H. Wahrsager    Senior Vice President and General Counsel        $60,000

Dana P. Sidur           Vice President and Corporate Treasurer           $45,000

Harold M. Karp          President of Essex Electric, Inc. ("Essex")      $75,000

In approving the bonuses, the Committee considered (i) the benefits to Alpine shareholders achieved during 2004; (ii) the performance, size and achievement of the Alpine corporate management team; (iii) the positive leadership and contribution of the President of Essex; (iv) the aggregate amount of the bonuses relative to Alpine's asset and business base; and (v) the importance of maintaining incentive and rewarding progress of key management team members for the long term growth of Alpine's equity value.

     At a regularly scheduled meeting of the Board held on March 16, 2005, the Chairman of the Committee reported upon its considerations respecting and action in approval of the above described bonuses; and the Board unanimously ratified such action.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


     Dated: March 21, 2005                   THE ALPINE GROUP, INC.

                                             By:    /s/David A. Owen
                                               ----------------------------
                                                    David A. Owen
                                                    Chief Financial Officer